NEWS RELEASE

For Immediate Release
April 23, 2025

For Further Information Contact:
David L. Bumgarner, Executive Vice President and Chief Financial Officer
(304) 769-1169

City Holding Company Announces Quarterly Results

Charleston, West Virginia – City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $6.6 billion bank holding company headquartered in Charleston, West Virginia, today announced net income of $30.3 million and diluted earnings of $2.06 per share for the quarter ended March 31, 2025. For the quarter ended March 31, 2025, the Company achieved a return on assets of 1.89% and a return on tangible equity of 20.7%.

Net Interest Income

The Company’s net interest income increased approximately $0.2 million, or 0.4%, from $55.6 million during the fourth quarter of 2024 to $55.8 million during the first quarter of 2025. The Company’s tax equivalent net interest income increased approximately $0.2 million, or 0.4%, from $55.8 million for the fourth quarter of 2024 to $56.0 million for the first quarter of 2025. Net interest income increased $1.5 million due to a decrease in the cost of interest-bearing liabilities (11 basis points) and by $1.1 million due to an increase in average loan balances ($76.8 million). Additionally, higher yields on investment securities increased net interest income by $0.4 million. These increases were partially offset by a decline of 4 basis points on loan yields which lowered net interest income by $1.6 million. Lower average balances of deposits in depository institutions ($53.0 million) and investments ($35.2 million) also lowered net interest income by $0.6 million and $0.3 million, respectively. The Company’s reported net interest margin improved from 3.75% for the fourth quarter of 2024 to 3.84% for the first quarter of 2025.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned increased from 0.35%, or $15.0 million, at December 31, 2024 to 0.38%, or $16.5 million, at March 31, 2025. Total past due loans decreased from $8.8 million, or 0.21% of total loans outstanding, at December 31, 2024, to $7.5 million, or 0.18% of total loans outstanding, at March 31, 2025.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses, the Company did not record a provision for credit losses in the first quarter of 2025, compared to a recovery of credit losses of $0.2 million for the comparable period in 2024, and a provision for credit losses of $0.3 million for the fourth quarter of 2024. The Company did not record a provision for loan losses in the first quarter of 2025 due to an improvement in the loss rate for residential real estate loans that was essentially offset by net charge-offs during the quarter ended March 31, 2025.

Non-interest Income

Non-interest income was $18.7 million during the quarter ended March 31, 2025, as compared to $17.9 million during the quarter ended March 31, 2024. During the first quarter of 2024, the Company reported $0.2 million of unrealized fair value gains on the Company’s equity securities.

Exclusive of this item, non-interest income increased $0.6 million, or 3.5%, from $18.1 million for the first quarter of 2024 to $18.7 million for the first quarter of 2025. This increase was due to an increase of $0.3 million, or 10.6%, in in wealth and investment management fee income, and a $0.2 million, or 24.4%, increase in bank owned life insurance.

Non-interest Expenses

Non-interest expenses increased $1.7 million, or 4.8%, from $35.9 million in the first quarter of 2024 to $37.6 million in the first quarter of 2025. This increase was largely due to an increase of $0.5 million in equipment and software related expenses and a $0.5 million in other expenses. In addition, salaries and employee benefits increased $0.3 million, other tax-related matters increased $0.2 million, and bankcard expenses increased $0.2 million. These increases were partially offset by a decrease of $0.3 million in repossessed asset gains, net of expenses.

Balance Sheet Trends

Loans increased $11.0 million (0.3%) from December 31, 2024 to $4.29 billion at March 31, 2025. Residential real estate loans increased $18.2 million (1.0%), home equity loans increased $4.1 million (2.0%), and commercial and industrial loans increased $3.4 million (0.8%) during the quarter ended March 31, 2025. These increases were partially offset by a decrease in commercial real estate loans of $9.6 million.

Period-end deposit balances increased $114.3 million from December 31, 2024, to March 31, 2025. Total average depository balances increased $29.2 million (0.6%) from the quarter ended December 31, 2024 to the quarter ended March 31, 2025 to $5.17 billion. Average time deposits increased $39.5 million and savings deposit balances increased $32.5 million. These increases were partially offset by a decrease in average interest-bearing demand balances of $31.7 million and a decrease in average balances of noninterest-bearing demand deposits of $11.1 million.

Income Tax Expense

The Company’s effective income tax rate for the first quarter of 2025 was 17.8%, compared to 19.0% for the year ended December 31, 2024, and 19.5% for the quarter ended March 31, 2024.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 81.5% and the loan to asset ratio was 64.7% at March 31, 2025. The Company maintained investment securities totaling 21.8% of assets as of the same date. The Company’s deposit mix is weighted heavily toward checking and saving accounts, which fund 60.1% of assets at March 31, 2025. Time deposits fund 19.3% of assets at March 31, 2025, with only 15.3% of time deposits having balances of more than $250,000, reflecting the core retail orientation of the Company.

City Holding Company is the parent company of City National Bank of West Virginia (“City National”). City National has borrowing facilities with the Federal Reserve Bank and the Federal Home Loan Bank that can be accessed as necessary to fund operations and to provide contingency funding. These borrowing facilities are collateralized by various loans held on City National’s balance sheet. As of March 31, 2025, City National had the capacity to borrow an additional $1.6 billion from these existing borrowing facilities. In addition, approximately $697 million of City National’s investment securities were pledged to collateralize customer repurchase agreements and various deposit accounts, leaving approximately $750 million of City National’s investment securities unpledged at March 31, 2025.

The Company continues to be strongly capitalized with tangible equity of $597 million at March 31, 2025. The Company’s tangible equity ratio increased from 9.1% at December 31, 2024 to 9.2% at March 31, 2025. At March 31, 2025, City National’s Leverage Ratio was 9.2%, its Common Equity Tier I ratio was 14.4%, its Tier I Capital ratio was 14.4%, and its Total Risk-Based Capital ratio was 14.9%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On March 26, 2025, the Board of Directors of the Company approved a quarterly cash dividend of $0.79 per share, payable April 30, 2025, to shareholders of record as of April 15, 2025. During the quarter ended March 31, 2025, the Company repurchased 80,600 common shares at a weighted average price of $117.42 per share as part of a one million share repurchase plan authorized by the Board of Directors in January 2024. As of March 31, 2025, the Company could repurchase 740,900 additional shares under the current plan.

City National operates 97 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for credit losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (3) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (4) changes in the interest rate environment; (5) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (6) changes in technology and increased competition, including competition from non-bank financial institutions; (7) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (8) difficulty growing loan and deposit balances; (9) our ability to effectively execute our business plan, including with respect to future acquisitions; (10) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries, including changes in deposit insurance premiums; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (12) regulatory enforcement actions and adverse legal actions; (13) difficulty attracting and retaining key employees; and (14) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its March 31, 2025 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary March 31, 2025 results and will adjust the amounts if necessary

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024

Earnings
Net Interest Income (fully taxable equivalent)	$56,007	$55,790	$55,823	$54,847	$54,647
Net Income available to common shareholders	30,342	28,654	29,809	29,115	29,523

Per Share Data
Earnings per share available to common shareholders:
Basic	$2.06	$1.94	$2.02	$1.96	$1.98
Diluted	2.06	1.94	2.02	1.96	1.97
Weighted average number of shares (in thousands):
Basic	14,616	14,634	14,633	14,695	14,795
Diluted	14,631	14,655	14,654	14,710	14,819
Period-end number of shares (in thousands)	14,650	14,705	14,702	14,701	14,825
Cash dividends declared	$0.79	$0.79	$0.79	$0.72	$0.72
Book value per share (period-end)	51.63	49.69	50.42	46.71	46.02
Tangible book value per share (period-end)	40.74	38.80	39.49	35.75	35.10
Market data:
High closing price	$120.39	$134.35	$123.29	$106.43	$111.40
Low closing price	114.48	113.37	104.53	98.35	99.28
Period-end closing price	117.47	118.48	117.39	106.25	104.22
Average daily volume (in thousands)	63	53	56	57	63
Treasury share activity:
Treasury shares repurchased (in thousands)	81	—	—	142	37
Average treasury share repurchase price	$117.42	$—	$—	$100.24	$100.24

Key Ratios (percent)
Return on average assets	1.89%	1.75%	1.87%	1.85%	1.92%
Return on average tangible equity	20.7%	19.4%	20.9%	22.2%	22.7%

Yield on interest earning assets	5.32%	5.31%	5.43%	5.38%	5.33%
Cost of interest bearing liabilities	2.02%	2.14%	2.13%	2.06%	1.90%
Net Interest Margin	3.84%	3.75%	3.87%	3.87%	3.95%
Non-interest income as a percent of total revenue	25.1%	25.8%	26.5%	25.3%	25.0%
Efficiency Ratio	49.6%	48.4%	48.8%	49.3%	48.5%
Price/Earnings Ratio (a)	14.26	15.27	14.54	13.53	13.17

Capital (period-end)
Average Shareholders' Equity to Average Assets	11.56%	11.46%	11.45%	10.90%	11.09%
Tangible equity to tangible assets	9.23%	9.06%	9.26%	8.50%	8.46%
Consolidated City Holding Company risk based capital ratios (b):
CET I	16.84%	16.51%	16.64%	16.10%	16.15%
Tier I	16.84%	16.51%	16.64%	16.10%	16.15%
Total	17.36%	17.02%	17.17%	16.64%	16.69%
Leverage	10.76%	10.62%	10.59%	10.30%	10.45%
City National Bank risk based capital ratios (b):
CET I	14.38%	13.55%	16.00%	15.17%	14.60%
Tier I	14.38%	13.55%	16.00%	15.17%	14.60%
Total	14.90%	14.05%	16.52%	15.72%	15.14%
Leverage	9.19%	8.72%	10.17%	9.68%	9.42%

Other (period-end)
Branches	97	97	97	97	97
FTE	942	941	940	948	953

Assets per FTE (in thousands)	$7,028	$6,864	$6,845	$6,689	$6,625
Deposits per FTE (in thousands)	5,580	5,467	5,428	5,345	5,304

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) March 31, 2025 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Interest Income
Interest and fees on loans	$60,917	$61,701	$61,407	$59,285	$59,128
Interest on investment securities:
Taxable	13,945	13,742	14,403	13,947	12,040
Tax-exempt	724	789	824	838	830
Interest on deposits in depository institutions	1,802	2,588	1,417	1,920	1,570
Total Interest Income	77,388	78,820	78,051	75,990	73,568

Interest Expense
Interest on deposits	16,852	17,463	17,072	15,897	14,097
Interest on customer repurchase agreements	3,169	4,191	3,788	3,900	3,621
Interest on FHLB long-term advances	1,552	1,586	1,586	1,568	1,423
Total Interest Expense	21,573	23,240	22,446	21,365	19,141
Net Interest Income	55,815	55,580	55,605	54,625	54,427
Provision for (Recovery of) credit losses	—	300	1,200	500	(180)
Net Interest Income After Provision for (Recovery of) Credit Losses	55,815	55,280	54,405	54,125	54,607

Non-Interest Income
Net losses on sale of investment securities	—	(2,812)	(12)	—	(1)
Unrealized (losses) gains recognized on securities still held	(5)	(390)	353	364	(152)
Service charges	7,151	7,679	7,531	6,980	7,035
Bankcard revenue	6,807	7,109	7,346	7,245	6,800
Wealth and investment management fee income	2,902	2,947	2,923	2,762	2,623
Bank owned life insurance	1,153	855	1,435	775	927
Other income	729	739	772	785	716
Total Non-Interest Income	18,737	16,127	20,348	18,911	17,948

Non-Interest Expense
Salaries and employee benefits	19,194	19,489	19,245	18,751	18,878
Occupancy related expense	2,582	2,308	2,387	2,468	2,452
Equipment and software related expense	3,470	3,683	3,431	3,130	2,929
Bankcard expenses	2,215	1,909	2,271	2,290	2,039
Other tax-related matters	2,262	1,873	1,756	2,029	2,019
Advertising	873	901	1,081	972	867
FDIC insurance expense	776	729	734	718	711
Legal and professional fees	582	629	500	551	482

Repossessed asset (gains) losses, net of expenses	(66)	(10)	21	6	229
Other expenses	5,747	5,414	6,212	5,857	5,294
Total Non-Interest Expense	37,635	36,925	37,638	36,772	35,900
Income Before Income Taxes	36,917	34,482	37,115	36,264	36,655
Income tax expense	6,575	5,828	7,306	7,149	7,132
Net Income Available to Common Shareholders	$30,342	$28,654	$29,809	$29,115	$29,523

Distributed earnings allocated to common shareholders	$11,483	$11,511	$11,506	$10,418	$10,505
Undistributed earnings allocated to common shareholders	18,624	16,881	18,025	18,439	18,757
Net earnings allocated to common shareholders	$30,107	$28,392	$29,531	$28,857	$29,262

Average common shares outstanding	14,616	14,634	14,633	14,695	14,795
Shares for diluted earnings per share	14,631	14,655	14,654	14,710	14,819

Basic earnings per common share	$2.06	$1.94	$2.02	$1.96	$1.98
Diluted earnings per common share	$2.06	$1.94	$2.02	$1.96	$1.97

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Assets
Cash and due from banks	$135,029	$117,580	$161,333	$141,168	$121,853
Interest-bearing deposits in depository institutions	249,676	107,809	132,616	76,818	196,829
Cash and cash equivalents	384,705	225,389	293,949	217,986	318,682

Investment securities available-for-sale, at fair value	1,416,808	1,421,306	1,462,795	1,456,685	1,347,657
Other securities	29,809	29,803	30,859	31,237	30,681
Total investment securities	1,446,617	1,451,109	1,493,654	1,487,922	1,378,338

Gross loans	4,285,824	4,274,776	4,157,830	4,112,873	4,091,788
Allowance for credit losses	(21,669)	(21,922)	(21,832)	(22,688)	(22,310)
Net loans	4,264,155	4,252,854	4,135,998	4,090,185	4,069,478

Bank owned life insurance	121,738	120,887	120,061	119,650	118,875
Premises and equipment, net	69,696	70,539	70,651	71,041	71,623
Accrued interest receivable	21,603	20,650	21,785	21,826	21,759
Net deferred tax assets	35,184	41,704	33,497	43,602	43,969
Intangible assets	159,501	160,044	160,640	161,236	161,832
Other assets	119,757	116,283	104,079	127,947	129,627
Total Assets	$6,622,956	$6,459,459	$6,434,314	$6,341,395	$6,314,183

Liabilities
Deposits:
Noninterest-bearing	$1,368,590	$1,344,449	$1,339,538	$1,354,660	$1,359,072
Interest-bearing:
Demand deposits	1,355,806	1,335,220	1,351,239	1,333,169	1,330,268
Savings deposits	1,260,903	1,215,358	1,208,828	1,233,834	1,266,211
Time deposits	1,275,890	1,249,123	1,203,046	1,145,617	1,100,250
Total deposits	5,261,189	5,144,150	5,102,651	5,067,280	5,055,801

Customer repurchase agreements	347,729	325,655	339,153	322,668	304,941
FHLB long-term advances	150,000	150,000	150,000	150,000	150,000
Other liabilities	110,422	108,990	101,211	114,707	121,210
Total Liabilities	$5,866,620	$5,728,795	$5,693,015	$5,654,655	$5,631,952

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	174,300	176,506	175,602	174,834	175,747
Retained earnings	871,406	852,757	835,778	817,549	799,024
Treasury stock	(237,038)	(230,499)	(230,836)	(230,944)	(218,555)
Accumulated other comprehensive loss:
Unrealized loss on securities available-for-sale	(98,509)	(114,277)	(84,283)	(119,737)	(119,023)
Underfunded pension liability	(1,442)	(1,442)	(2,581)	(2,581)	(2,581)
Total Accumulated Other Comprehensive Loss	(99,951)	(115,719)	(86,864)	(122,318)	(121,604)
Total Stockholders' Equity	756,336	730,664	741,299	686,740	682,231
Total Liabilities and Stockholders' Equity	$6,622,956	$6,459,459	$6,434,314	$6,341,395	$6,314,183

Regulatory Capital
Total CET 1 capital	$698,721	$688,707	$669,862	$650,108	$644,235
Total tier 1 capital	698,721	688,707	669,862	650,108	644,235
Total risk-based capital	720,400	709,820	690,857	671,959	665,707
Total risk-weighted assets	4,150,062	4,171,271	4,024,686	4,037,614	3,989,171

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024

Commercial and industrial	$422,919	$419,838	$424,414	$408,312	$407,770

1-4 Family	197,258	197,258	194,670	195,992	202,378
Hotels	389,660	389,660	383,232	370,954	354,929
Multi-family	240,943	240,943	193,875	190,390	186,555
Non Residential Non-Owner Occupied	707,265	707,265	665,210	668,330	682,609
Non Residential Owner Occupied	233,497	233,497	236,826	235,993	232,440
Commercial real estate (1)	1,754,583	1,768,623	1,673,813	1,661,659	1,658,911

Residential real estate (2)	1,837,092	1,823,610	1,806,578	1,797,260	1,786,764
Home equity	202,687	199,192	190,149	179,607	171,292
Consumer	64,685	57,816	58,710	62,352	63,556
DDA overdrafts	3,785	5,697	4,166	3,683	3,495
Gross Loans	$4,285,751	$4,274,776	$4,157,830	$4,112,873	$4,091,788

Construction loans included in:
(1) - Commercial real estate loans	$24,681	$24,681	$2,736	$2,233	$6,651
(2) - Residential real estate loans	7,547	7,547	7,604	9,766	19,709

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Allowance for Loan Losses
Balance at beginning of period	$21,922	$21,832	$22,688	$22,310	$22,745

Charge-offs:
Commercial and industrial	(30)	(99)	(206)	(61)	(306)
Commercial real estate	(220)	—	(1,909)	(40)	(31)
Residential real estate	—	(75)	(43)	(286)	(19)
Home equity	(1)	(23)	(57)	(121)	(27)
Consumer	(129)	(23)	(24)	(20)	(115)
DDA overdrafts	(379)	(405)	(436)	(373)	(356)
Total charge-offs	(759)	(625)	(2,675)	(901)	(854)

Recoveries:
Commercial and industrial	37	1	24	38	25
Commercial real estate	30	12	193	165	11
Residential real estate	1	3	27	179	49
Home equity	4	17	13	38	9
Consumer	9	15	25	24	98
DDA overdrafts	425	367	337	335	407
Total recoveries	506	415	619	779	599

Net charge-offs	(253)	(210)	(2,056)	(122)	(255)
Provision for (Recovery of) credit losses	—	300	1,200	500	(180)
Balance at end of period	$21,669	$21,922	$21,832	$22,688	$22,310

Loans outstanding	$4,285,824	$4,274,776	$4,157,830	$4,112,873	$4,091,788
Allowance as a percent of loans outstanding	0.51%	0.51%	0.53%	0.55%	0.55%
Allowance as a percent of non-performing loans	135.5%	154.3%	141.1%	236.8%	206.8%

Average loans outstanding	$4,292,794	$4,215,962	$4,133,520	$4,092,464	$4,092,529
Net charge-offs (annualized) as a percent of average loans outstanding	0.02%	0.02%	0.20%	0.01%	0.02%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Nonaccrual Loans
Residential real estate	$3,226	$2,823	$2,596	$3,214	$3,452
Home equity	269	212	109	63	121
Commercial and industrial	2,781	3,161	3,631	3,135	3,405
Commercial real estate	9,692	7,833	9,031	3,118	3,807
Consumer	—	—	—	—	1
Total nonaccrual loans	15,968	14,029	15,367	9,530	10,786
Accruing loans past due 90 days or more	26	182	102	50	—
Total non-performing loans	15,994	14,211	15,469	9,580	10,786
Other real estate owned	457	754	729	629	752
Total Non-Performing Assets	$16,451	$14,965	$16,198	$10,209	$11,538

Non-performing assets as a percent of loans and other real estate owned	0.38%	0.35%	0.39%	0.25%	0.28%

Past Due Loans
Residential real estate	$5,936	$7,012	$8,205	$7,991	$5,035
Home equity	892	902	1,571	819	1,028
Commercial and industrial	4	—	57	1,087	26
Commercial real estate	476	240	992	565	138
Consumer	9	273	161	97	75
DDA overdrafts	214	391	333	327	406
Total Past Due Loans	$7,531	$8,818	$11,319	$10,886	$6,708

Total past due loans as a percent of loans outstanding	0.18%	0.21%	0.27%	0.26%	0.16%

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$2,035,999	$26,122	5.20%	$2,010,476	$25,835	5.11%	$1,953,647	$24,148	4.97%
Commercial, financial, and agriculture (2)	2,195,307	33,876	6.26%	2,141,481	34,859	6.48%	2,070,054	33,980	6.60%
Installment loans to individuals (2), (3)	61,488	919	6.05%	64,005	1,007	6.26%	68,828	999	5.84%
Total loans	4,292,794	60,917	5.75%	4,215,962	61,701	5.82%	4,093	59,127	5.81%
Securities:
Taxable	1,318,675	13,945	4.29%	1,334,368	13,742	4.10%	1,200,310	12,040	4.03%
Tax-exempt (4)	134,567	916	2.76%	154,097	999	2.58%	160,847	1,051	2.63%
Total securities	1,453,242	14,861	4.15%	1,488,465	14,741	3.94%	1,361,157	13,091	3.87%
Deposits in depository institutions	164,069	1,802	4.45%	217,056	2,588	4.74%	115,953	1,570	5.45%
Total interest-earning assets	5,910,105	77,580	5.32%	5,921,483	79,030	5.31%	5,569,639	73,788	5.33%
Cash and due from banks	98,843			105,485			98,966
Premises and equipment, net	70,296			70,759			71,954
Goodwill and intangible assets	159,714			160,413			162,257
Other assets	298,473			282,298			306,278
Less: Allowance for loan losses	(22,285)			(22,178)			(23,142)
Total Assets	$6,515,146			$6,518,260			$6,185,952

Liabilities:
Interest-bearing demand deposits	$1,335,691	$3,297	1.00%	$1,367,370	$3,951	1.15%	$1,283,868	$3,439	1.08%
Savings deposits	1,237,116	2,271	0.74%	1,204,625	2,212	0.73%	1,254,253	2,273	0.73%
Time deposits (2)	1,265,163	11,284	3.62%	1,225,654	11,300	3.67%	1,073,083	8,385	3.14%
Customer repurchase agreements	333,562	3,169	3.85%	375,304	4,191	4.44%	313,623	3,621	4.64%
FHLB long-term advances	150,000	1,552	4.20%	150,000	1,586	4.21%	136,813	1,423	4.18%
Total interest-bearing liabilities	4,321,532	21,573	2.02%	4,322,953	23,240	2.14%	4,061,640	19,141	1.90%
Noninterest-bearing demand deposits	1,336,365			1,347,457			1,322,540
Other liabilities	104,301			100,707			115,589
Stockholders' equity	752,948			747,143			686,183
Total Liabilities and Stockholders' Equity	$6,515,146			$6,518,260			$6,185,952
Net Interest Income		$56,007			$55,790			$54,647
Net Yield on Earning Assets			3.84%			3.75%			3.95%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of net loan fees have been included in interest income:
Loan fees, net		$201			$175			$133

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$22	$57	$45
Commercial, financial, and agriculture	530	802	$1,065
Installment loans to individuals	4	4	$6
Time deposits	7	12	$63
Total	$563	$875	$1,179

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Net Interest Income/Margin
Net interest income ("GAAP")	$55,815	$55,580	$55,605	$54,625	$54,427
Taxable equivalent adjustment	192	210	218	222	220
Net interest income, fully taxable equivalent	$56,007	$55,790	$55,823	$54,847	$54,647

Tangible Equity Ratio (period-end)
Equity to assets ("GAAP")	11.41%	11.31%	11.52%	10.83%	10.81%
Effect of goodwill and other intangibles, net	(2.18)	(2.25)	(2.26)	(2.33)	(2.35)
Tangible common equity to tangible assets	9.23%	9.06%	9.26%	8.50%	8.46%

Commercial Loan Information (period-end)

Commercial Sector	Total	% of Total Loans	Average DSC	Average LTV

Natural Gas Extraction	$44,817	1.05%	2.84	NA
Natural Gas Distribution	13,600	0.32	2.55	NA
Masonry Contractors	24,811	0.58	1.01	100%
Sheet Metal Work Manufacturing	23,735	0.56	1.40	68%
Beer & Ale Merchant Wholesalers	26,051	0.61	1.78	NA
Gasoline Stations with Convenience Stores	37,039	0.87	5.95	65%
Lessors of Residential Buildings & Dwellings	471,441	11.03	1.90	67%
1-4 Family	185,469	4.34	2.96	71%
Multi-Family	195,546	4.58	1.80	68%
Lessors of Nonresidential Buildings	622,294	14.57	1.40	65%
Office Buildings	171,838	4.02	1.65	62%
Lessors of Mini-Warehouses & Self-Storage Units	55,638	1.30	1.69	60%
Assisted Living Facilities	26,444	0.62	1.90	52%
Hotels & Motels	373,150	8.73	1.87	67%

	Average Balance	Median Balance
Commercial Loans	$475	$96
Commercial Real Estate Loans	546	126

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Estimated Uninsured Deposits by Deposit Type
	March 31, 2025	December 31, 2024
Noninterest-Bearing Demand Deposits	15%	17%

Interest-Bearing Deposits
Demand Deposits	15%	15%
Savings Deposits	13%	12%
Time Deposits	17%	16%
Total Deposits	15%	15%

The amounts listed above represent management's best estimate as of the respective period shown of uninsured deposits (either with balances above $250,000 or not collateralized by investment securities).

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations, continued
(Unaudited) ($ in 000s, except per share data)

Net Growth in DDA Accounts
Year	New DDA Accounts	Net Number of New Accounts	Percentage

2025	6,818	837	0.3%
2024	32,238	4,497	1.8%
2023*	31,745	4,768	1.9%
2022	28,442	4,544	1.9%
2021	32,800	8,860	3.8%
2020	30,360	6,740	3.0%
2019	32,040	3,717	1.7%
2018*	30,400	4,310	2.2%

* - amounts exclude accounts added in connection with the acquisitions of Poage Bankshares, Inc. (2018), Farmers Deposit Bancorp, Inc.(2018) and Citizens Commerce Bancshares, Inc. (2023).